Exhibit 22. List of Subsidiaries of Networks North Inc. as at November 30, 2000

Name of Subsidiary(1)                              Jurisdiction of Incorporation
---------------------                              -----------------------------

Chell Merchant Capital Group, Inc........................................Ontario
Magic Lantern Communications Ltd.(2) .....................................Canada
NTN Interactive Network Inc...............................................Canada
3484751 Canada Inc........................................................Canada
1113659 Ontario Ltd.(3)..................................................Ontario
Sonoptic Technologies Inc.(4).............................................Canada
Interlynx Multimedia Inc.(2).............................................Ontario
GalaVu Entertainment Network Inc. .......................................Ontario
TutorBuddy Inc.(3).......................................................Ontario
Chell.com (USA) Ltd.......................................................Nevada

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Notes:

      (1) Unless otherwise indicated, all named entities are wholly-owned subsidiaries of Chell Group Corporation.
      (2)   Wholly-owned subsidiary of NTN Interactive Network Inc.
      (3)   Wholly-owned subsidiary of Magic Lantern Communications Ltd.
      (4)   Majority owned (75%) subsidiary of Magic Lantern Communications Ltd.